UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2023

T2 BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36571	20-4827488
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 Hartwell Avenue, Lexington, Massachusetts 02421

(Address of principal executive offices, including Zip Code)

(781) 761-4646

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TTOO	The Nasdaq Stock Market LLC
(Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entrance into Material Definitive Agreement

Series A Purchase Agreement

On July 5, 2023, T2 Biosystems, Inc. (the “Company”) entered into a Purchase Agreement (the “Series A Purchase Agreement”) with CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P. and CRG Partners III Parallel Fund “B” (Cayman) L.P. (collectively in such capacity, the “Purchasers”), pursuant to which the Company agreed to issue and sell a total of 1,000 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred”), to the Purchasers for a purchase price of $100.00. The closing of the sale of the shares of Series A Preferred was completed on July 5, 2023.

The Series A Preferred shares have the right to vote only on any Reverse Stock Split Proposal (as defined below), and as may be required by the General Corporation Law of the State of Delaware. The Series A Preferred represent an aggregate of 400,000,000 votes, and pursuant to the Series A Purchase Agreement, the Purchasers have agreed to cast the votes represented by the shares of Series A Preferred on any Reverse Stock Split Proposal (defined below) in the same proportion as shares of common stock of the Company are voted (excluding any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes are otherwise) on such proposal; provided, however, that unless and until at least one-third of the outstanding shares of Common Stock on the record date established for the meeting of stockholders at which the Reverse Stock Split Proposal is presented are present in person or represented by proxy at such meeting, the Purchasers will not vote their shares of Series A Preferred on such Reverse Stock Split Proposal. A “Reverse Stock Split Proposal” means any proposal approved by the Company’s Board of Directors and submitted to the stockholders of the Company to adopt an amendment, or a series of alternate amendments, to the Company’s Amended and Restated Certificate of Incorporation to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments.

Series B Purchase Agreement

On July 3, 2023, the Company entered into a Securities Purchase Agreement (the “Series B Purchase Agreement”) with CRG Partners III L.P., CRG Partners III - Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P. and CRG Partners III Parallel Fund “B” (Cayman) L.P. (collectively in such capacity, the “Lenders”) pursuant to which the Company agreed to issue to the Lenders (i) an aggregate of 48,345,798 shares of Common Stock (the “Shares”) and (ii) an aggregate of 93,297.26 shares of newly designated Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred”), in exchange for the Lenders surrendering for cancellation $10.0 million of outstanding borrowing under the Loan Agreement (defined below) (the “Exchange”). Each share of Series B Preferred is convertible into 1,000 shares of our common stock at the holder’s election, subject to beneficial ownership limitations. The closing of the Exchange occurred on July 3, 2023.

Consent to Term Loan Agreement

On July 3, 2023, the Company entered into a Consent to Term Loan Agreement (the “Consent ”) to that certain Term Loan Agreement, dated as of December 30, 2016, by and among the Company, CRG Servicing LLC, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and the lenders named therein (as amended from time to time to date, the “Loan Agreement”) pursuant to the Exchange. Pursuant to the Consent, the Administrative Agent and the lenders party to the Consent, which constitute all of the lenders, consent to the cancellation of $10.0 million of the term loan. The Loan Agreement, a copy of which (together with amendments thereto) was filed as Exhibits 10.13, 10.19, 10.26, 10.27, 10.32, 10.38, 10.46, and 10.60 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 is not otherwise amended, modified or affected by the Consent.

Additional information regarding the rights, preferences, privileges and restrictions applicable to the Series A Preferred and the Series B Preferred is set forth under Item 5.03 of this report.

The foregoing summary of the Series A Purchase Agreement, the Series B Purchase Agreement and the Consent do not purport to be complete and are qualified in their entirety by the full text of such agreements, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure included in Item 1.01 of this report is incorporated under this Item by reference.

Each of the Purchasers is an “accredited investor” and the offer and sale of the shares of Series A Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Series A Preferred has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on exemptions from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof. Each Purchaser represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Each of the Lenders is an “accredited investor” and the offer and sale of the Shares and the Series B Preferred was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Neither the Shares nor the Series B Preferred have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. We relied on exemptions from the registration requirements of the Securities Act by virtue of Section 3(a)(9) and Section 4(a)(2) thereof. Each Lender represented that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Series A Certificate of Designation

On July 5, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (the “Series A Certificate of Designation”) with the Secretary of State of the State of Delaware pursuant to the Series A Purchase Agreement. The Series A Certificate of Designation designates 1,000 shares of the Company’s Preferred Stock as Series A Preferred, and establishes and designates the preferences, rights and limitations thereof.

The shares of Series A Preferred are not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The shares of Series A Preferred shall be entitled to receive dividends on a pari passu basis with the outstanding shares of Common Stock. The shares of Series A Preferred will have an aggregate of 400,000,000 votes, but have the right to vote only on any Reverse Stock Split Proposal, and pursuant to the Series A Purchase Agreement, the votes represented by the Series A Preferred must be voted in the same proportion as the votes cast by shares of Common Stock on such proposal. The shares of Series A Preferred will vote together with the Common Stock as a single class on any Reverse Stock Split Proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

The foregoing is only a summary of the terms of the Series A Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this report.

Series B Certificate of Designation

On July 3, 2023 in connection with the Exchange and the planned issuance of shares of Series B Preferred pursuant to the Exchange, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Series B Certificate of Designation”). The Series B Certificate of Designation establishes and designates the Series B Preferred and the rights, preferences and privileges thereof.

Each share of Series B Preferred is convertible into 1,000 shares of our common stock, subject to proportional adjustment and beneficial ownership limitations as provided in the Series B Certificate of Designation. In the event of our liquidation, dissolution or winding up, holders of Series B Preferred will participate pari passu with any distribution of proceeds to holders of our common stock. Holders of Series B Preferred are entitled to receive dividends on shares of Series B Preferred equal (on an as converted to common stock basis) to and in the same form as dividends actually paid on our common stock. Shares of Series B Preferred generally have no voting rights, except as required by law.

The foregoing is only a summary of the terms of the Series B Certificate of Designation, does not purport to be complete and is qualified in its entirety by reference to the full text of the Series B Certificate of Designation, a copy of which is filed as Exhibit 3.2 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock

10.1	Purchase Agreement, dated July 5, 2023, by and between the Company and the Purchasers party thereto

10.2	Securities Purchase Agreement, dated July 3, 2023, by and between the Company and the Lenders party thereto

10.3	Consent to Term Loan Agreement, dated July 3, 2023, by and between the Company and CRG Servicing LLC, as administrative agent and collateral agent, and the lenders party thereto

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2023	T2 BIOSYSTEMS, INC.

	By:	/s/ John Sperzel
John Sperzel
Chairman of the Board of Directors, President and Chief Executive Officer